EXHIBIT 7.1(E)

                              EMPLOYMENT AGREEMENT

          This Employment Agreement, dated as of December 29, 1999 (this "Agreement"), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), and John Johnston (the "Executive").

          WHEREAS, the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the Company and the Executive hereby agree as follows:

          1.   Definitions.   Unless  defined   elsewhere  in  this   Agreement,
capitalized terms contained herein shall have the meanings set forth or incorporated by reference in Section 17.

          2. Employment. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company and/or any subsidiary of the Company, during the term set forth in Section 3 and on the other terms and conditions of this Agreement.

          3.  Term.

          (a) The term of this Agreement shall commence as of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, American Home Mortgage Sub I, Inc., Marina Mortgage Company, Inc. (the "Subsidiary") and the stockholders of the Subsidiary listed on the signature pages thereto (the "Merger Agreement"), and, subject to Section 3(b), shall terminate at the close of business on the fifth anniversary of that date.

          (b) The term of this Agreement set forth in Section 3(a) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the fifth anniversary of the date hereof and on each subsequent anniversary of the date hereof, for an additional period of one year, until either party gives written notice to the other party in advance of any anniversary of the date hereof, in the manner set forth in Section 14, that the term in effect when such notice is given is not to be extended or further extended, as the case may be, beyond the year following the next anniversary. If the Executive shall continue in the full-time employment of the Company after the term of this Agreement, such continued employment shall be at will, and otherwise subject to the terms and conditions of this Agreement.

          4. Position, Duties and Responsibilities, Rights.

          (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Chief Executive Officer of the Subsidiary or a similar division of the Company. As such, the Executive shall report only to the Chairman of the Board of Directors of the Company and the Boards of Directors of the Company and the Subsidiary or a similar division of the Company, and shall have all of the powers and duties usually incident to the office of Chief Executive Officer of the Subsidiary or a similar division of the Company, and shall have powers to perform such other reasonable additional duties as may from time to time be lawfully assigned to the Executive by the Chairman of the Board of Directors of the Company, the Subsidiary and the Boards of Directors.

          (b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, EDUCATIONAL, PHILANTHROPIC, CIVIC, SOCIAL OR INDUSTRY ORGANIZATIONS, OR AS A SPEAKER OR ARBITRATOR; PROVIDED, HOWEVER, that the performance of the
Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

          5. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the Subsidiary's principal executive offices, and shall not be required to be absent therefrom on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

          6. Compensation.

          (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $150,000.00 per year (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

          (b) On June 30 and December 31 of each calendar year during the term of this Agreement, the Executive shall be entitled to semi-annual bonus payment at the discretion of the of the Board of Directors of the Company in the amount of not less than $24,100 per annum.

          (c) During the term of this Agreement, the Executive shall be entitled to (i) perquisites, including, without limitation, an office and secretarial and clerical staff, and (ii) fringe benefits, including, without limitation, health insurance, in each case at least equal to, and on the same terms and conditions as, those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

          (d) The Executive, the Executive's dependents and beneficiaries shall be entitled to all benefits and service credit for benefits during the term of this Agreement to which senior officers of the Company and their dependents and beneficiaries are entitled as the result of the employment of such officers during the term of this Agreement under the terms of employee plans and practices of the Company and its subsidiaries, including, without limitation, any pension plans, profit sharing plans, any non-qualified deferred compensation plans and related "rabbi" trusts, the Company's life insurance plans, its disability benefit plans, its vacation and holiday pay plans, its medical, dental and welfare plans, and other present or successor plans and practices of the Company and its subsidiaries for which senior officers, their dependents and beneficiaries are eligible, and to all payments and other benefits under any such plan or practice subsequent to the term of this Agreement as a result of participation in such plan or practice during the term of this Agreement.

          7.  Termination of Employment.

          (a) The term of this Agreement shall terminate upon the death of the Executive.

          (b) The Company may terminate the Executive's employment during the term of this Agreement for Cause as provided in Section 7(b)(i) or in the event of Disability as provided in Section 7(b)(ii).

              (i) This Agreement shall be considered terminated for "Cause" only:

                   (A) if the Executive willfully and repeatedly fails to substantially perform the Executive's duties hereunder, other than by reason of a Disability;

                   (B) if the Executive is grossly negligent or engages in gross misconduct in the performance of the Executive's duties hereunder;

                   (C) if the Executive knowingly engages in an act of dishonesty that is materially financially detrimental to the Company, an act of fraud or embezzlement, or any conduct resulting in a felony conviction;

                   (D) if the Executive violates the provisions of the Non-Competition Agreement of even date hereof between the Executive and the Company (the "Non-Competition Agreement") in substantially the form of Exhibit A hereof and, in the case of each of clauses (A), (B) (C) and (D) above, the applicable conditions set forth in Section 7(e) are satisfied.

               Anything in this Section 7(b) to the contrary notwithstanding, the Executive's employment shall in no event be considered terminated by the Company for Cause if termination takes place (I) as the result of bad judgment or negligence on the part of the Executive other than gross negligence or willful or reckless misconduct, (II) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses of an officer or director under the Bylaws or Certificate of Incorporation of the Company or the Subsidiary or the laws of the State of Delaware or the directors' or officers' liability insurance of the Company or the Subsidiary in each case as in effect at the time of such act or omission, (III) as the result of an act or omission which occurred more than three calendar months prior to the Executive's having been given Notice of Termination for such act or omission unless the commission of such act or such omission was not or could not reasonably have been, at the time of such commission or omission, known to a member of the Boards of Directors (other than the Executive), in which case more than three calendar months from the date the commission of such act or such omission was or could reasonably have been so known, (IV) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Boards of Directors (other than the Executive) more than three calendar months prior to Notice of Termination having been given to the Executive for such course of action, or (V) because of an act or omission believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company.

               (ii) The term "Disability" as used in this Agreement means an accident or physical or mental illness which prevents the Executive from substantially performing the Executive's duties hereunder for six consecutive months. The term of this Agreement shall end as of the close of business on the last day of such six month period but without prejudice to any payments due to the Executive in respect of disability under this Agreement or any plan or practice of the Company. The amount of any payments payable under Section 6(a) during such six month period shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan or arrangement of the Company or any subsidiary or affiliate thereof.

          (c) The Executive may terminate the Executive's employment during the term of this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction of the Executive's rate of compensation or any other failure by the Company to comply with Section 6, (ii) failure by the Company to comply with Section 5, (iii) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor as contemplated in Section 11(a), (iv) material breach by the Company of its obligations under the Merger Agreement, or (v) such reduction described in the foregoing clause (i) or failure or breach described in the foregoing clauses
(ii), (iii), or (iv) as the case may be, is not cured within 30 days after receipt by the Company of written notice from the Executive describing such event.

          (d) Notwithstanding anything to the contrary set forth herein, the Company shall have the right to terminate the Executive's employment for any reason other than Cause at any time, subject to the consequences of such termination as set forth in Section 8.

          (e) In no event shall the Company be entitled to terminate the Executive's employment during the term of this Agreement for Cause pursuant to
Section 7(b), unless and until all of the following take place, provided that Sections 7(e)(i) through (iii) shall not apply to any termination for Cause pursuant to Section 7(b)(i)(C):

               (i) the Secretary of the Company gives written notice to the Executive (the "Warning Notice") setting forth (A) the specific provision of this Agreement that the Executive is alleged to have failed to satisfy,
     (B) the acts or omissions alleged to constitute such failure, (C) the date on which the Executive shall be given a reasonable opportunity to appear before and be heard by the Board of Directors of the Company concerning the allegations, which date shall be not less than 30 nor more than 90 days after the Executive's receipt of the Warning Notice, and (D) the loss of rights under this Agreement that shall occur unless the Executive diligently and in good faith takes reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice;

              (ii) the Executive does not diligently and in good faith take  all
     reasonable   steps  to  remedy  such  failure  within  30  days  after  the
     Executive's receipt of the Warning Notice; and

             (iii) the Executive is given a reasonable opportunity to appear before and be heard by the Board of Directors concerning the allegations, in accordance with the Warning Notice.

          (f) Any termination by the Company pursuant to Section 7(b) or by the Executive pursuant to Section 7(c) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

          (g) "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated pursuant to Section 7(b)(ii), 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30 day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

          8. Compensation on Termination. The parties recognize and agree that, if the Company terminates the Executive's employment during the term of this Agreement other than pursuant to Section 7(b), or if the Executive terminates the Executive's employment during the term of this Agreement for Good Reason pursuant to Section 7(c), the actual damages to the Executive would be difficult if not impossible to ascertain and agree that the Executive's sole remedy shall be a right to receive amounts determined and paid in accordance with the provisions of this Section 8. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise, nor shall any compensation earned by the Executive in other employment or otherwise reduce the amount of any payment provided for in this Section 8.

          (a) If the Company shall terminate the Executive's employment during the term of this Agreement other than pursuant to Section 7(b), or if the Executive shall terminate the Executive's employment during the term of this Agreement for Good Reason pursuant to Section 7(c), then, as severance pay or liquidated damages or both:

               (i) the Company shall pay the Executive a lump sum payment equal to the Executive's full Base Salary times three at the rate in effect at the time Notice of Termination is given, together with any other amounts payable to the Executive under Section 6 for periods prior to the Date of Termination; and

               (ii) the Company shall make any payments, if and when, due to the Executive under the Merger Agreement.

          (b) Notwithstanding anything herein to the contrary, if the Company shall terminate the Executive's employment during the term of this Agreement other than pursuant to Section 7(b), the Executive shall be subject to restrictions set forth in the Non-Competition Agreement until the earlier of two years from the Date of Termination or the expiration of the Non-Competition Period, unless grounds exist at such time that would permit the Executive to terminate his employment for Good Reason under Section 7(c), in which case the Executive shall only be subject to the restrictions in the Non-Competition Agreement until the earlier of nine months from the Date of Termination or the expiration of the Non-Competition Period.

          (c) Notwithstanding anything herein to the contrary, if the Executive shall terminate the Executive's employment during the term of this Agreement for Good Reason pursuant to Section 7(c), the Executive shall be subject to restrictions  set forth in the  Non-Competition  Agreement  until the earlier of nine months from the Date of Termination or the expiration of the Non-Competition Period.

          (d) If the Executive's employment terminates under any circumstance that does not entitle the Executive to payments under Section 8(a) (including a termination by reason of the death or Disability of the Executive, or by reason of the Company or the Executive electing not to extend or further extend the term of this Agreement pursuant to Section 3(b)), the Executive shall (i) not be entitled to receive any compensation under Section 6 accruing after the Date of Termination, or any payment under Section 2.4(f) of the Merger Agreement and
(ii) be subject to the restrictions set forth in the Non-Competition Agreement until the expiration of the Non-Competition Period (as defined in the
Non-Competition Agreement); provided, however, that if the termination is a result of the death or Disability of the Executive, the Executive shall be entitled to payments under the Merger Agreement as if the Executive were still in the employ of the Company.

          9. Indemnification. The Company shall indemnify the Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

          10. Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such agreement with a successor shall release the Company without the Executive's express written consent. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive's employment were terminated by the Company other than pursuant to Section 7(b), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the Executive's devisees, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          (c) Except as to withholding of any tax under the laws of the United States or any state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, the Executive's beneficiaries or legal representatives against any right or interest hereunder or any amount payable at any time hereunder to the Executive, the Executives Beneficiaries or legal representatives; provided, however, that nothing in this
Section 11 shall preclude the Executive from designating a beneficiary to receive any benefit payable on the Executive's death, or the legal representatives of the Executive from assigning any rights hereunder to the Person or Persons entitled thereto under the Executive's will or, in case of intestacy, to the Person or Persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

          11.  Parties.  This Agreement shall be binding upon and shall inure to
the  benefit  of  the  Company  and  the  Executive,   the  Executive's   heirs,
beneficiaries and legal representatives.

          12. Entire Agreement; Amendment.

          (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof.

          (b) Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

          13. Enforceability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

          14. Notices. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested, overnight courier or facsimile, if to the Executive, to him at Marina Mortgage Company, Inc., 15635 Alton Parkway, Suite 450, Irvine, CA 92618,
Attention: John Johnston, Facsimile: 949-753-7424, with a copy to King, Purtich, Holmes, Paterno & Berliner, LLP, 1900 Avenue of the Stars, Los Angeles, CA 90067-4506, Attention: Keith T. Homes, Esq., Facsimile: 310-282-8903 and, if to the Company, to it at its principal executive offices at 12 East 49th Street, New York, NY 10017, Attention: Human Resources Officer, Facsimile: 212-546-6834, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Louis Bevilacqua, Esq., Facsimile: 212-504-6666, and shall be deemed given when sent, provided that any Notice of Termination or other notice given pursuant to Section 7 shall be deemed given only when received. Either party may by like notice to the other party change the address at which the Executive or it is to receive notices hereunder.

          15. Governing Law. THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          16. Effective Date. This Agreement shall become effective upon consummation of the transactions contemplated by the Merger Agreement.

          17. Definitions. The following terms, when capitalized in this Agreement, shall have the meanings set forth or incorporated by reference in this Section 17.

          (a) "Base Salary" shall have the meaning set forth in Section 6(a).

          (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

          (c) "Cause" shall have the meaning set forth in Section 7(b)(i).

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Company" means American Home Mortgage Holdings, Inc., a Delaware corporation, and any successors to its business and/or assets, which executes and delivers an agreement provided for in Section 11(a) or which otherwise becomes bound by all the terms and conditions of this Agreement by operation of law.

          (f) "Date of Termination" shall have the meaning set forth in Section 7(g).

          (g) "Disability" shall have the meaning set forth in Section 7(b)(ii).

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means Fair Market Value as defined in the Stock Incentive Plan.

          (j) "Good Reason" shall have the meaning set forth in Section 7(c).

          (k) "Notice  of  Termination"  shall  have  the  meaning  set forth in section 7(f).

          (l) "Person" means any individual, corporation, partnership, limited liability company, limited duration company, trust or other entity of any nature whatsoever.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                           American Home Mortgage Holdings, Inc.



                                           By:  /s/   Michael Strauss
                                              ----------------------------------
                                           Name:  Michael Strauss
                                           Title:  President and CEO



                                                /s/ John Johnston
                                              ----------------------------------
                                                  John Johnston